Exhibit 99.1

FOR IMMEDIATE RELEASE

Sequenom Contacts:

Marcy Graham	Jakob Jakobsen
Senior Director, Investor Relations & Corp Comm	Media Contact
Sequenom, Inc.	Chandler Chicco Agency
858-202-9028	310-309-1003
mgraham@sequenom.com	jjakobsen@chandlerchiccocompanies.com

SEQUENOM ANNOUNCES PRELIMINARY 2012 OPERATIONAL HIGHLIGHTS

SAN DIEGO, Calif. – January 6, 2013 - Sequenom, Inc. (NASDAQ: SQNM), a life sciences company providing innovative diagnostic testing and genetic analysis solutions, today announced preliminary highlights of the Company’s 2012 performance and accomplishments.

Initial 2012 Performance Results (unaudited)

•	Total revenue of approximately $89 million, growth of approximately 59 percent year-over-year for 2012

•	Diagnostic services revenues of approximately $46 million, compared to $8.3 million in 2011. Diagnostic services revenues continue to be recorded primarily as cash is received

•	Sales in the Genetic Analysis business of approximately $43 million

•	More than 92,000 total prenatal and retinal diagnostic tests accessioned during the year

•	Strong increases in the adoption rate and sales of Sequenom Center for Molecular Medicine’s (Sequenom CMM) MaterniT21 PLUS lab-developed test (LDT):

•	More than 60,000 MaterniT21 PLUS tests accessioned in 2012

•	An annualized run rate of more than 120,000 MaterniT21 PLUS tests accessioned at the end of 2012

•	Approximately 56 million lives under coverage with growing number of payor contracts

•	Continued reimbursement as an out-of-network laboratory from large commercial payors

•	Total cash, cash equivalents, and marketable securities as of December 31, 2012 were approximately $176 million

•	Cash burn of approximately $17 million for the fourth quarter of 2012

“2012 was a year of remarkable progress for Sequenom. The rapid adoption of the Sequenom CMM’s MaterniT21 PLUS by the OB/GYN physician community far exceeded the Company’s internal goal and the estimates of industry analysts. The joint recommendation by the American College of Obstetricians and Gynecologists (ACOG) and the Society of Maternal and Fetal Medicine (SMFM) for the use of noninvasive prenatal tests (NIPT) such as the MaterniT21 PLUS in high risk pregnancies provided an additional validation for this technology. The company also exceeded the majority of its other goals as it established Sequenom CMM as a leader in the prenatal testing market.” said Harry F. Hixson, Jr, Ph.D., Chairman and CEO of Sequenom. “We look forward to the continued growth of the MaterniT21 PLUS LDT in 2013 and the corresponding increase in test capacity. We plan to work with national and regional payors to establish additional contracts facilitating the availability of the MaterniT21 PLUS LDT to high-risk pregnant women throughout the United States.”

This press release contains certain unaudited financial results for the Company’s fiscal year and fourth quarter ended December 31, 2012. These unaudited results may change as a result of further review by the Company’s management and its independent auditors. The completion of the audit of our financial results for 2012 could result in changes to the unaudited financial results presented in this press release and may identify issues related to the effectiveness of the Company’s internal controls over financial reporting.

On Wednesday, January 9th, Chairman and CEO Harry F. Hixson, Jr., Ph.D, and Ronald M. Lindsay, Ph.D., Director and EVP of Strategic Planning, will present at the JP Morgan 31st Annual Healthcare Conference in San Francisco, CA, starting at 11:30 am PT (2:30 pm ET) to provide an overview of and update on the Company.

The presentation is expected to last approximately 30 minutes and will be webcast live through the “Investors” section of the Sequenom website at www.sequenom.com. An audio replay will be available for 30 days following the initial presentation webcast. The presentation is currently posted on the Company’s website.

About Sequenom

Sequenom, Inc. (NASDAQ: SQNM) is a life sciences company committed to improving healthcare through revolutionary genetic analysis solutions. Sequenom develops innovative technology, products and diagnostic tests that target and serve discovery and clinical research, and molecular diagnostics markets. The company was founded in 1994 and is headquartered in San Diego, California. Sequenom maintains a Web site at http://www.sequenom.com to which Sequenom regularly posts copies of its press releases as well as additional information about Sequenom. Interested persons can subscribe on the Sequenom Web site to email alerts or RSS feeds that are sent automatically when Sequenom issues press releases, files its reports with the Securities and Exchange Commission or posts certain other information to the Web site.

About Sequenom CMM

Sequenom Center for Molecular Medicine® (Sequenom CMM), a CAP accredited and CLIA-certified molecular diagnostics laboratory, is developing a broad range of diagnostics with a focus on prenatal and ophthalmological diseases and conditions. Branded under the name SensiGene™, RetnaGene™, MaterniT21 PLUS™ these genetic tests provide better patient management alternatives for obstetricians, geneticists and maternal fetal medicine specialists. Sequenom CMM is changing the landscape in genetic disorder diagnostics using proprietary cutting edge technologies.

Forward-Looking Statement

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding an annualized run rate for MaterniT21 PLUS tests accessioned, expectations of continued reimbursement from large commercial payors, expectations of continued growth of the MaterniT21 PLUS test in 2013 and corresponding increase in test capacity, the Company’s plans to work with national and regional payors to establish additional contracts for test availability for pregnant women throughout the United States, further review of financial results for the fiscal year and quarter ended December 31, 2012 to be conducted by the Company’s management and its independent auditors, the completion of the audit of the Company’s financial results for 2012 and its potential change or impact on the unaudited financial results presented herein and/or identification of issues related to the effectiveness of the Company’s internal controls over financial reporting, and the Company’s commitment to improving healthcare through revolutionary genetic analysis solutions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with market demand for and acceptance and use of technology and tests such as the MaterniT21 PLUS test, reliance upon the collaborative efforts of other parties such as, without limitation, healthcare providers, international distributors and licensees, the Company or third parties obtaining or maintaining regulatory approvals that impact the Company’s business, government regulation particularly with respect to diagnostic products and laboratory developed tests, publication processes, the performance of designed product enhancements, the Company’s ability to develop and commercialize technologies and products, particularly new technologies such as noninvasive prenatal diagnostics, laboratory developed tests, and genetic analysis platforms, the Company’s financial position, the Company’s ability to manage its existing cash resources or raise additional cash resources, competition, intellectual property protection and intellectual property rights of others, litigation involving the Company, and other risks detailed from time to time in the Company’s most recently filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and its Annual Report on Form 10-K for the year ended December 31, 2011, and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

###

3